Exhibit 99.1

Sovran Self Storage Reports Fourth Quarter Results, Adjusted FFO per Share Increases 8.7%, Issues Guidance for 2015

BUFFALO, N.Y.--(BUSINESS WIRE)--February 18, 2015--Sovran Self Storage, Inc. (NYSE:SSS), a self storage real estate investment trust (REIT), reported operating results for the quarter and year ended December 31, 2014.

Net income available to common shareholders for the fourth quarter of 2014 was $25.7 million or $0.76 per fully diluted common share. Included in the fourth quarter 2014 net income is a $3.4 million gain related to the sale of a Texas storage facility. For the same period in 2013, net income available to common shareholders was $22.2 million or $0.69 per fully diluted common share.

Funds from operations (FFO) for the quarter were $1.08 per fully diluted common share compared to $0.98 for the same period last year. In the fourth quarter of 2014, the Company incurred net acquisition costs of $1.4 million in connection with its property purchases and had a straight-line rent adjustment of $0.5 million relating to the lease expense of the former Westy properties. In the fourth quarter of 2013, the Company incurred $1.9 million of acquisition costs and a $0.3 million straight-line rent adjustment. Absent these charges, adjusted FFO per share was $1.13 and $1.04 for the fourth quarter of 2014 and 2013, respectively.

Increased rental rates, controlled operating costs, and a number of successful property tax appeals were the primary contributors to the Company’s strong FFO growth in the quarter.

“2014 was a terrific year for our Company,” said David Rogers, the Company’s CEO. “We acquired a large number of quality stores in excellent markets. Demand has been strong, and we’ve continued to grow customer share and rental rates. We’re looking forward to a great 2015.”

OPERATIONS:

Total revenues increased 17.9% over last year’s fourth quarter while operating costs increased 14.1%, resulting in an NOI (3) increase of 19.6%. Overall occupancy averaged 88.9% for the period, and rental rates averaged $12.19 per sq. ft.

Revenues for the 384 stores wholly owned by the Company since January 1, 2013 increased 6.3% from those of the fourth quarter of 2013, the result of a 60 basis point increase in average occupancy and a 5.2% increase in rental rates.

Same store operating expenses increased 2.5% for the fourth quarter of 2014 compared to the prior year period, primarily the result of increased employee benefits expense and repair and maintenance costs, offset by less than expected increases in property taxes.

Consequently, same store net operating income increased 8.1% this period over the fourth quarter of 2013.

General and administrative expenses increased by approximately $2.2 million over the same period in 2013, primarily due to increases in personnel costs associated with operating 40 more stores during the quarter than at this time last year and increased employee benefits expense.

During the fourth quarter of 2014, the Company experienced same store revenue and NOI growth in 22 of the 25 states in which it operates. The stores with the strongest revenue impact include those in Texas, Florida, Georgia, Alabama, and Illinois. Of particular interest, revenue at the Company’s 40 same store pool of properties in the Houston, TX metro area increased by 8.5% over that of the 4th quarter of 2013.

For the full year 2014, same store revenues increased by 7.5% and same store NOI improved by 9.1%. Same store occupancy at December 31, 2014 increased by 60 basis points to 89.0% from that of 2013.

PROPERTIES:

The Company acquired five self storage facilities for a total cost of approximately $55 million in the fourth quarter. The properties total nearly 470,000 square feet and are all located in markets where the Company already has a presence: Chicago, IL; New Orleans, LA; Austin and Houston, TX; and Orlando, FL.

In November, the Company acquired a portfolio of 11 properties in Houston, TX on behalf of one of its previously formed joint ventures. The properties contain over 940,000 sq. ft. of net rentable storage space and the Company contributed approximately $20 million to the joint venture as its share of equity required to fund the purchase.

During the quarter, the Company sold one of its Houston, TX stores for net proceeds of $6.1 million resulting in a gain of $3.4 million.

For the full year 2014, the Company acquired 33 properties at a cost of $291.9 million for its own account and added 14 properties at a cost of $187.2 million to a previously formed joint venture. It sold two properties in Houston for approximately $11.0 million.

Subsequent to quarter end, the Company purchased the four properties on Long Island and in southern Connecticut that it had been leasing since late 2013 for a previously negotiated price of $120 million. It also purchased another facility in Chicago with approximately 96,000 net rentable sq. ft. for $6.8 million. Since entering the Chicago market in mid-2012, the Company has amassed a total of 14 properties including one under management for an unrelated third party.

CAPITAL TRANSACTIONS:

Illustrated below are key financial ratios at December 31, 2014:

  Debt to Enterprise Value (at $87.22/share) 21.1%
  Debt to Book Cost of Storage Facilities 36.8%
  Debt to EBITDA Ratio 4.4x
  Debt Service Coverage 5.1x

At December 31, 2014, the Company had approximately $8.5 million of cash on hand, and $250 million available on its line of credit.

In December, the Company announced a refinancing of its Line of Credit and Bank Term Notes. As part of the new arrangement, the Company’s revolving credit limit increased from $175 million to $300 million, and the maturity date was extended to December 10, 2019. The interest rate on the revolving credit facility was reduced from 1.50% over LIBOR to 1.30% over LIBOR, based on the Company’s current investment grade credit of BBB-. The facility fee was unchanged at 0.20%.

The arrangement also reduced the interest rate on the Company’s $325 million term notes from 1.65% over LIBOR to 1.40% over LIBOR based on the Company’s current investment grade credit rating. The maturity date for the $325 million of bank term notes remains June 4, 2020.

The agreement provides the Company an option to increase the facility by an additional $225 million.

The Company issued 250,000 shares of its common stock via its previously announced ATM program during the quarter at an average price of $84.69 per share, resulting in net proceeds of $20.9 million after issuance costs. The Company used the proceeds to fund the purchase of the aforementioned properties and to pay down its line of credit. In October, the Company issued 42,017 shares at an average price of $79.69 through its Dividend Reinvestment Plan.

COMMON STOCK DIVIDEND:

Subsequent to quarter end, the Company’s Board of Directors authorized a 10% increase in its quarterly dividend to $0.75 per share or $3.00 annualized.

YEAR 2015 EARNINGS GUIDANCE:

Management is encouraged by its occupancy gains and its ability to attain significant rental rate growth in most markets. The following assumptions covering operations have been utilized in formulating guidance for the first quarter and full year 2015:

Same Store
Projected Increases Over 2014
	1Q 2015	Full Year 2015
Revenue	5.0 – 6.0%	5.0 – 6.0%
Operating Costs (excluding property taxes)	3.0 – 4.0%	3.0 – 4.0%
Property Taxes	2.0 – 3.0%	5.0 – 6.0%
Total Operating Expenses	2.5 – 3.5%	3.5 – 4.5%
Net Operating Income	6.5 – 7.5%	6.0 – 7.0%

The Houston market comprises approximately 11.0% of the 2015 forecasted NOI of the Company’s 432 wholly owned stores, and is expected to perform at least as well as the overall portfolio. Forecasts for the 40 same store pool of properties in the Company’s Houston market include revenue growth of 6.0% – 6.5%, operating expense increases of 3.0% – 4.0% (inclusive of a 5% projected increase in property taxes), and NOI growth of between 7.0% and 8.0%.

The Company intends to spend up to $25-30 million on its expansion and enhancement program. It has also budgeted $19 million to provide for recurring capitalized expenditures including roofing, paving, and office renovations.

The Company has assumed $100 million of accretive acquisitions in 2015 in addition to the aforementioned $120 million purchase of the four properties it had been leasing. Per share FFO guidance is projected after adding back third party acquisition costs. Purchases of these additional properties are expected to be funded via proceeds from the Company’s ATM program and draws on its line of credit which carries an interest rate of LIBOR plus 1.30%.

Annual general and administrative expenses are expected to be approximately $45 million. The increase over the prior year is primarily due to the need for additional personnel required for recent acquisitions, income taxes on its taxable REIT subsidiaries, and the Company’s plans to continue expanding its internet marketing presence, Corporate Alliance, and third party management programs.

At December 31, 2014, the Company had 34.1 million shares of common stock outstanding and 0.2 million Operating Partnership Units outstanding.

As a result of the above assumptions, management expects funds from operations for the full year 2015 to be approximately $4.76 to $4.82 per share, and between $1.06 and $1.08 per share for the first quarter of 2015.

FORWARD LOOKING STATEMENTS:

When used within this news release, the words “intends,” “believes,” “expects,” “anticipates,” and similar expressions are intended to identify “forward looking statements” within the meaning of that term in Section 27A of the Securities Act of 1933, and in Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the Company to be materially different from those expressed or implied by such forward looking statements. Such factors include, but are not limited to, the effect of competition from new self storage facilities, which could cause rents and occupancy rates to decline; the Company’s ability to evaluate, finance and integrate acquired businesses into the Company’s existing business and operations; the Company’s existing indebtedness may mature in an unfavorable credit environment, preventing refinancing or forcing refinancing of the indebtedness on terms that are not as favorable as the existing terms; interest rates may fluctuate, impacting costs associated with the Company’s outstanding floating rate debt; the Company’s ability to comply with debt covenants; the future ratings on the Company’s debt instruments; the regional concentration of the Company’s business may subject it to economic downturns in the states of Florida and Texas; the Company’s ability to effectively compete in the industries in which it does business; the Company’s reliance on its call center; the Company’s cash flow may be insufficient to meet required payments of principal, interest and dividends; and tax law changes which may change the taxability of future income.

CONFERENCE CALL:

Sovran Self Storage will hold its Fourth Quarter Earnings Release Conference Call at 9:00 a.m. Eastern Time on Thursday, February 19, 2015. To access the conference call, dial 877.407.8033 (domestic) or 201.689.8033 (international). Management will accept questions from registered financial analysts after prepared remarks; all others are encouraged to listen to the call via webcast by accessing “news and events” under the investor relations tab at www.unclebobs.com/company/.

The webcast will be archived for a period of 90 days; a telephone replay will also be available for 72 hours by calling 877.660.6853 and entering conference ID 13599559.

ABOUT SOVRAN SELF STORAGE, INC:

Sovran Self Storage, Inc. is a self-administered and self-managed equity REIT that is in the business of acquiring and managing self storage facilities. The Company operates over 500 self storage facilities in 25 states under the name “Uncle Bob’s Self Storage”®. For more information, visit www.unclebobs.com, like us on Facebook, or follow us on Twitter.

SOVRAN SELF STORAGE, INC.
BALANCE SHEET DATA
(unaudited)

	December 31,	December 31,
(dollars in thousands)	2014	2013
Assets
Investment in storage facilities:
Land	$397,642	$312,053
Building, equipment and construction in progress	1,780,341	1,552,584
	2,177,983	1,864,637
Less: accumulated depreciation	(411,701)	(366,472)
Investment in storage facilities, net	1,766,282	1,498,165
Cash and cash equivalents	8,543	9,524
Accounts receivable	5,758	5,119
Receivable from joint venture	583	883
Investment in joint venture	57,803	30,391
Prepaid expenses	6,533	5,978
Intangible asset - in-place customer leases (net of accumulated
amortization of $17,662 in 2014 and $13,551 in 2013)	2,204	1,092
Fair value of interest rate swap agreements	-	794
Other assets	7,094	9,929
Total Assets	$1,854,800	$1,561,875

Liabilities
Line of credit	$49,000	$49,000
Term notes	750,000	575,000
Accounts payable and accrued liabilities	43,551	37,741
Deferred revenue	7,290	6,708
Fair value of interest rate swap agreements	13,341	7,523
Mortgages payable	2,127	2,254
Total Liabilities	865,309	678,226

Noncontrolling redeemable Operating Partnership Units at redemption value	13,622	12,940

Equity
Common stock	353	337
Additional paid-in capital	1,183,388	1,066,399
Accumulated deficit	(167,692)	(162,450)
Accumulated other comprehensive loss	(13,005)	(6,402)
Treasury stock at cost	(27,175)	(27,175)
Total Shareholders' Equity	975,869	870,709
Total Liabilities and Equity	$1,854,800	$1,561,875

CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
	October 1, 2014	October 1, 2013
	to	to
(dollars in thousands, except share data)	December 31, 2014	December 31, 2013

Revenues
Rental income	$78,605	$66,387
Other operating income	4,811	4,604
Management fee income	1,272	1,074
Acquisition fee income	241	-
Total operating revenues	84,929	72,065

Expenses
Property operations and maintenance	18,331	16,028
Real estate taxes	7,664	6,761
General and administrative	10,393	8,194
Acquisition related costs	1,432	1,866
Operating leases of storage facilities	1,997	1,331
Depreciation and amortization	12,580	10,740
Amortization of in-place customer leases	1,389	641
Total operating expenses	53,786	45,561

Income from operations	31,143	26,504

Other income (expense)
Interest expense (A)	(9,247)	(7,173)
Interest income	9	37
Gain on sale of storage facility	3,399	-
Equity in income of joint ventures	533	531

Income from continuing operations	25,837	19,899
Income from discontinued operations	-	2,472
Net income	25,837	22,371
Net income attributable to noncontrolling interests	(144)	(138)
Net income attributable to common shareholders	$25,693	$22,233

Earnings per common share attributable to common shareholders - basic
Continuing operations	$0.76	$0.62
Discontinued operations	$-	$0.08
Earnings per share - basic	$0.76	$0.70

Earnings per common share attributable to common shareholders - diluted
Continuing operations	$0.76	$0.61
Discontinued operations	$-	$0.08
Earnings per share - diluted	$0.76	$0.69

Common shares used in basic
earnings per share calculation	33,656,369	31,954,775

Common shares used in diluted
earnings per share calculation	33,845,905	32,107,986

Dividends declared per common share	$0.68	$0.53

(A) Interest expense for the three months ending December 31 consists of the following
Interest expense	$9,007	$6,978
Amortization of deferred financing fees	240	195
Total interest expense	$9,247	$7,173

	January 1, 2014	January 1, 2013
	to	to
(dollars in thousands, except share data)	December 31, 2014	December 31, 2013

Revenues
Rental income	$302,044	$253,384
Other operating income	18,934	15,906
Management fee income	4,722	4,217
Acquisition fee income	380	-
Total operating revenues	326,080	273,507

Expenses
Property operations and maintenance	69,763	61,316
Real estate taxes	32,097	26,496
General and administrative	40,792	34,939
Acquisition related costs	7,359	3,129
Operating leases of storage facilities	7,987	1,331
Depreciation and amortization	47,637	41,910
Amortization of in-place customer leases	4,112	3,323
Total operating expenses	209,747	172,444

Income from operations	116,333	101,063

Other income (expense)
Interest expense (A)	(34,578)	(32,000)
Interest income	40	40
Gain on sale of storage facilities	5,176	-
Gain on sale of real estate	-	421
Equity in income of joint ventures	2,086	1,948

Income from continuing operations	89,057	71,472
Income from discontinued operations	-	3,123
Net income	89,057	74,595
Net income attributable to noncontrolling interests	(526)	(469)
Net income attributable to common shareholders	$88,531	$74,126

Earnings per common share attributable to common shareholders - basic
Continuing operations	$2.68	$2.27
Discontinued operations	$-	$0.10
Earnings per share - basic	$2.68	$2.37

Earnings per common share attributable to common shareholders - diluted
Continuing operations	$2.67	$2.26
Discontinued operations	$-	$0.10
Earnings per share - diluted	$2.67	$2.36

Common shares used in basic
earnings per share calculation	33,018,716	31,297,126

Common shares used in diluted
earnings per share calculation	33,190,673	31,453,283

Dividends declared per common share	$2.72	$2.02

(A) Interest expense for the year ending December 31 consists of the following
Interest expense	$33,719	$31,166
Amortization of deferred financing fees	859	834
Total interest expense	$34,578	$32,000

COMPUTATION OF FUNDS FROM OPERATIONS (FFO) (1) - (unaudited)

	October 1, 2014	October 1, 2013
	to	to
(dollars in thousands, except share data)	December 31, 2014	December 31, 2013

Net income attributable to common shareholders	$25,693	$22,233
Net income attributable to noncontrolling interests	144	138
Depreciation of real estate and amortization of intangible
assets exclusive of deferred financing fees	13,730	11,158
Depreciation of real estate included in discontinued operations	-	47
Depreciation and amortization from unconsolidated joint ventures	500	377
Gain on sale of real estate	(3,399)	(2,431)
Funds from operations allocable to noncontrolling
interest in Operating Partnership	(205)	(194)
Funds from operations available to common shareholders	36,463	31,328
FFO per share - diluted	$1.08	$0.98

Adjustments to FFO
Acquisition costs expensed	1,432	1,866
Company's share of acquisition costs expensed by Sovran HHF Storage Holdings	182	-
Acquisition fee income from Sovran HHF Storage Holdings	(240)	-
Operating leases straight line rent adjustment	497	331
Funds from operations resulting from non-recurring items allocable to noncontrolling
interest in Operating Partnership	(10)	(14)
Adjusted funds from operations available to common shareholders	38,324	33,511
Adjusted FFO per share - diluted	$1.13	$1.04

Common shares - diluted	33,845,905	32,107,986

	January 1, 2014	January 1, 2013
	to	to
(dollars in thousands, except share data)	December 31, 2014	December 31, 2013

Net income attributable to common shareholders	$88,531	$74,126
Net income attributable to noncontrolling interests	526	469
Depreciation of real estate and amortization of intangible
assets exclusive of deferred financing fees	50,827	44,369
Depreciation of real estate included in discontinued operations	-	313
Depreciation and amortization from unconsolidated joint ventures	1,666	1,496
Gain on sale of real estate	(5,176)	(2,852)
Funds from operations allocable to noncontrolling
interest in Operating Partnership	(806)	(742)
Funds from operations available to common shareholders	135,568	117,179
FFO per share - diluted	$4.09	$3.72

Adjustments to FFO
Acquisition costs expensed	7,359	3,129
Company's share of acquisition costs expensed by Sovran HHF Storage Holdings	367	331
Acquisition fee income from Sovran HHF Storage Holdings	(376)	-
Operating leases straight line rent adjustment	1,987	-
Funds from operations resulting from non-recurring items allocable to noncontrolling
interest in Operating Partnership	(56)	(22)
Adjusted funds from operations available to common shareholders	144,849	120,617
Adjusted FFO per share - diluted	$4.37	$3.83

Common shares - diluted	33,190,673	31,453,283

(1) We believe that Funds from Operations (“FFO”) provides relevant and meaningful information about our operating performance that is necessary, along with net earnings and cash flows, for an understanding of our operating results. FFO adds back historical cost depreciation, which assumes the value of real estate assets diminishes predictably in the future. In fact, real estate asset values increase or decrease with market conditions. Consequently, we believe FFO is a useful supplemental measure in evaluating our operating performance by disregarding (or adding back) historical cost depreciation.

Funds from operations is defined by the National Association of Real Estate Investment Trusts, Inc. (“NAREIT”) as net income available to common shareholders computed in accordance with generally accepted accounting principles (“GAAP”), excluding gains or losses on sales of properties, plus impairment of real estate assets, plus depreciation and amortization and after adjustments to record unconsolidated partnerships and joint ventures on the same basis. We believe that to further understand our performance, FFO should be compared with our reported net income and cash flows in accordance with GAAP, as presented in our consolidated financial statements.

Our computation of FFO may not be comparable to FFO reported by other REITs or real estate companies that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently. FFO does not represent cash generated from operating activities determined in accordance with GAAP, and should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance, as an alternative to net cash flows from operating activities (determined in accordance with GAAP) as a measure of our liquidity, or as an indicator of our ability to make cash distributions.

QUARTERLY SAME STORE DATA (2) * 384 stores owned since 12/31/12 (unaudited)	October 1, 2014	October 1, 2013
	to	to		Percentage
(dollars in thousands)	December 31, 2014	December 31, 2013	Change	Change

Revenues:
Rental income	$67,210	$63,045	$4,165	6.6%
Tenant insurance commissions	2,383	1,996	387	19.4%
Other operating income	1,129	1,482	(353)	-23.8%
Total operating revenues	70,722	66,523	4,199	6.3%

Expenses:
Payroll and benefits	6,396	6,078	318	5.2%
Real estate taxes	6,296	6,260	36	0.6%
Utilities	2,411	2,378	33	1.4%
Repairs and maintenance	3,045	2,764	281	10.2%
Office and other operating expense	2,475	2,442	33	1.4%
Insurance	976	1,098	(122)	-11.1%
Advertising & yellow pages	330	371	(41)	-11.1%
Total operating expenses	21,929	21,391	538	2.5%

Net operating income (3)	$48,793	$45,132	$3,661	8.1%

QTD Same store move ins	34,377	37,155	(2,778)

QTD Same store move outs	37,813	38,156	(343)

OTHER COMPARABLE QUARTERLY SAME STORE DATA * (unaudited)	October 1, 2014	October 1, 2013
	to	to		Percentage
	December 31, 2014	December 31, 2013	Change	Change
Stores owned since 12/31/11 (356 stores) (2)
Revenues	$64,245	$60,787	$3,458	5.7%
Expenses	20,136	19,734	402	2.0%
Net operating income (3)	$44,109	$41,053	$3,056	7.4%

Stores owned since 12/31/10 (328 stores) (2)
Revenues	$58,431	$55,263	$3,168	5.7%
Expenses	18,066	17,544	522	3.0%
Net operating income (3)	$40,365	$37,719	$2,646	7.0%

(2) Includes the stores owned and/or managed by the Company for the entire periods presented that are consolidated in our financial statements. Does not include unconsolidated joint ventures or other stores managed by the Company.

(3) Net operating income or "NOI" is a non-GAAP (generally accepted accounting principles) financial measure that we define as total continuing revenues less continuing property operating expenses. NOI also can be calculated by adding back to net income: interest expense, impairment and casualty losses, depreciation and amortization expense, acquisition related costs, general and administrative expense, and deducting from net income: income from discontinued operations, interest income, gain on sale of real estate, and equity in income of joint ventures. We believe that NOI is a meaningful measure of operating performance, because we utilize NOI in making decisions with respect to capital allocations, in determining current property values, and comparing period-to-period and market-to-market property operating results. NOI should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as total revenues, operating income and net income.

* See exhibit A for supplemental quarterly same store data.

YEAR TO DATE SAME STORE DATA (2) ** 384 stores owned since 12/31/12 (unaudited)	January 1, 2014	January 1, 2013
	to	to		Percentage
(dollars in thousands)	December 31, 2014	December 31, 2013	Change	Change

Revenues:
Rental income	$265,788	$247,678	$18,110	7.3%
Tenant insurance commissions	9,415	7,487	1,928	25.8%
Other operating income	5,011	5,436	(425)	-7.8%
Total operating revenues	280,214	260,601	19,613	7.5%

Expenses:
Payroll and benefits	25,178	24,505	673	2.7%
Real estate taxes	27,289	25,671	1,618	6.3%
Utilities	10,608	10,155	453	4.5%
Repairs and maintenance	10,540	9,448	1,092	11.6%
Office and other operating expense	9,783	9,555	228	2.4%
Insurance	3,987	4,303	(316)	-7.3%
Advertising & yellow pages	1,391	1,528	(137)	-9.0%
Total operating expenses	88,776	85,165	3,611	4.2%

Net operating income (3)	$191,438	$175,436	$16,002	9.1%

YTD Same store move ins	159,274	166,116	(6,842)

YTD Same store move outs	155,914	158,305	(2,391)

** See exhibit B for supplemental year to date same store data.

OTHER DATA	Same Store (2)		All Stores (4)
	2014	2013	2014	2013

Weighted average quarterly occupancy	89.4%	88.8%	88.9%	88.7%

Occupancy at December 31	89.0%	88.4%	88.4%	88.4%

Rent per occupied square foot	$11.72	$11.14	$12.19	$11.37

(4) Does not include unconsolidated joint venture stores or other stores managed by the Company

Investment in Storage Facilities: (unaudited)
The following summarizes activity in storage facilities during the year ended December 31, 2014:

Beginning balance	$1,864,637
Property acquisitions	286,691
Improvements and equipment additions:
Expansions	19,731
Roofing, paving, and equipment:
Stabilized stores	17,571
Recently acquired stores	2,835
Change in construction in progress (Total CIP $4.8 million)	(5,040)
Dispositions and Impairments	(8,442)
Storage facilities at cost at period end	$2,177,983

Comparison of Selected G&A Costs (unaudited)	Quarter Ended		Year-to-Date
	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013

Management and administrative salaries and benefits	5,995	4,336	22,337	18,699
Internet advertising & marketing	1,280	1,155	5,570	4,803
Training	287	407	1,046	1,310
Call center	444	409	1,651	1,573
Uncle Bob's Management costs	51	105	448	508
Income taxes	(27)	(58)	927	936
Other administrative expenses (5)	2,363	1,840	8,813	7,110
	$10,393	$8,194	$40,792	$34,939

(5) Other administrative expenses include professional fees, office rent, travel expense, investor relations and miscellaneous other expenses.

	December 31, 2014	December 31, 2013

Common shares outstanding	34,105,955	32,532,991
Operating Partnership Units outstanding	155,484	198,913

Exhibit A

Sovran Self Storage, Inc.

Same Store Performance Summary
Three Months Ended December 31, 2014
(unaudited)

			Avg Qtrly	Avg Quarterly Occupancy		Revenue			Expenses for the			NOI
			Rent per	for the Three Months Ended		for the Three Months			Three Months			for the Three Months
		Square	Occupied	December 31,		Ended December 31,			Ended December 31,			Ended December 31,
State	Stores	Feet	Square Foot	2014	2013	2014	2013	% Change	2014	2013	% Change	2014	2013	% Change

Alabama	22	1,617	$8.71	86.0%	86.6%	$3,249	$3,019	7.6%	$952	$898	6.0%	$2,297	$2,121	8.3%
Arizona	10	669	9.94	87.2%	80.5%	1,554	1,470	5.7%	418	374	11.8%	1,136	1,096	3.6%
Connecticut	5	328	18.37	88.4%	91.7%	1,370	1,268	8.0%	406	396	2.5%	964	872	10.6%
Florida	60	3,971	11.61	89.4%	88.6%	10,915	10,181	7.2%	3,197	3,169	0.9%	7,718	7,012	10.1%
Georgia	28	1,949	10.60	90.8%	86.4%	4,995	4,524	10.4%	1,302	1,303	-0.1%	3,693	3,221	14.7%
Illinois	9	686	13.59	87.0%	83.5%	2,127	1,933	10.0%	743	621	19.6%	1,384	1,312	5.5%
Louisiana	14	813	11.43	88.9%	90.4%	2,187	2,117	3.3%	600	541	10.9%	1,587	1,576	0.7%
Maine	2	114	14.04	86.1%	88.9%	359	337	6.5%	113	114	-0.9%	246	223	10.3%
Maryland	3	139	16.67	91.5%	88.6%	547	516	6.0%	180	159	13.2%	367	357	2.8%
Massachusetts	12	655	14.58	88.6%	90.2%	2,229	2,196	1.5%	688	717	-4.0%	1,541	1,479	4.2%
Mississippi	12	916	9.81	89.9%	89.6%	2,128	2,039	4.4%	614	572	7.3%	1,514	1,467	3.2%
Missouri	8	515	12.30	87.1%	86.0%	1,441	1,350	6.7%	446	410	8.8%	995	940	5.9%
New Hampshire	4	260	12.18	90.9%	91.1%	751	706	6.4%	239	213	12.2%	512	493	3.9%
New Jersey	2	120	18.35	91.3%	88.7%	526	476	10.5%	220	204	7.8%	306	272	12.5%
New York	28	1,717	14.62	88.6%	91.3%	5,822	5,530	5.3%	1,787	1,726	3.5%	4,035	3,804	6.1%
North Carolina	19	1,154	10.50	92.0%	91.7%	2,935	2,758	6.4%	817	762	7.2%	2,118	1,996	6.1%
Ohio	16	1,087	10.19	90.1%	88.6%	2,624	2,494	5.2%	925	777	19.0%	1,699	1,717	-1.0%
Pennsylvania	4	220	10.30	88.0%	90.5%	518	511	1.4%	153	168	-8.9%	365	343	6.4%
Rhode Island	4	206	12.88	89.9%	89.1%	653	620	5.3%	227	221	2.7%	426	399	6.8%
South Carolina	8	448	10.76	89.5%	88.8%	1,145	1,098	4.3%	433	349	24.1%	712	749	-4.9%
Tennessee	4	291	10.73	89.0%	88.8%	723	688	5.1%	235	245	-4.1%	488	443	10.2%
Texas	92	6,568	12.12	91.0%	90.5%	18,882	17,668	6.9%	6,283	6,546	-4.0%	12,599	11,122	13.3%
Virginia	18	1,226	11.10	85.2%	85.1%	3,042	3,024	0.6%	951	906	5.0%	2,091	2,118	-1.3%

Portfolio Total	384	25,669	$11.72	89.4%	88.8%	$70,722	$66,523	6.3%	$21,929	$21,391	2.5%	$48,793	$45,132	8.1%

Properties owned since 12/31/12 (detail shown above)	384	25,669	11.72	89.4%	88.8%	70,722	66,523	6.3%	21,929	21,391	2.5%	48,793	45,132	8.1%
Properties owned since 12/31/11	356	23,485	11.62	89.5%	89.5%	64,245	60,787	5.7%	20,136	19,734	2.0%	44,109	41,053	7.4%
Properties owned since 12/31/10	328	21,664	11.43	89.6%	89.3%	58,431	55,263	5.7%	18,066	17,544	3.0%	40,365	37,719	7.0%

Dollars in thousands except for average quarterly rent per occupied square foot. Square feet in thousands.

Exhibit B

Sovran Self Storage, Inc.

Same Store Performance Summary
Twelve Months Ended December 31, 2014
(unaudited)

			Revenue			Expenses			NOI
			for the Twelve Months			for the Twelve Months			for the Twelve Months
		Square	Ended December 31,			Ended December 31,			Ended December 31,
State	Stores	Feet	2014	2013	% Change	2014	2013	% Change	2014	2013	% Change

Alabama	22	1,617	$12,990	$12,193	6.5%	$3,816	$3,697	3.2%	$9,174	$8,496	8.0%
Arizona	10	669	6,110	5,677	7.6%	1,975	1,847	6.9%	4,135	3,830	8.0%
Connecticut	5	328	5,335	5,016	6.4%	1,629	1,544	5.5%	3,706	3,472	6.7%
Florida	60	3,971	42,699	39,469	8.2%	13,160	12,748	3.2%	29,539	26,721	10.5%
Georgia	28	1,949	19,684	17,344	13.5%	5,757	5,582	3.1%	13,927	11,762	18.4%
Illinois	9	686	8,372	7,440	12.5%	3,294	3,193	3.2%	5,078	4,247	19.6%
Louisiana	14	813	8,775	8,351	5.1%	2,314	2,238	3.4%	6,461	6,113	5.7%
Maine	2	114	1,462	1,365	7.1%	415	416	-0.2%	1,047	949	10.3%
Maryland	3	139	2,128	2,069	2.9%	710	676	5.0%	1,418	1,393	1.8%
Massachusetts	12	655	9,026	8,686	3.9%	2,876	2,797	2.8%	6,150	5,889	4.4%
Mississippi	12	916	8,399	8,053	4.3%	2,397	2,326	3.1%	6,002	5,727	4.8%
Missouri	8	515	5,762	5,375	7.2%	1,863	1,820	2.4%	3,899	3,555	9.7%
New Hampshire	4	260	2,958	2,757	7.3%	908	845	7.5%	2,050	1,912	7.2%
New Jersey	2	120	2,090	1,836	13.8%	826	808	2.2%	1,264	1,028	23.0%
New York	28	1,717	23,229	21,883	6.2%	7,321	6,965	5.1%	15,908	14,918	6.6%
North Carolina	19	1,154	11,604	10,714	8.3%	3,156	3,084	2.3%	8,448	7,630	10.7%
Ohio	16	1,087	10,407	9,798	6.2%	3,284	2,996	9.6%	7,123	6,802	4.7%
Pennsylvania	4	220	2,121	2,025	4.7%	685	661	3.6%	1,436	1,364	5.3%
Rhode Island	4	206	2,579	2,446	5.4%	955	890	7.3%	1,624	1,556	4.4%
South Carolina	8	448	4,603	4,249	8.3%	1,588	1,492	6.4%	3,015	2,757	9.4%
Tennessee	4	291	2,860	2,737	4.5%	978	968	1.0%	1,882	1,769	6.4%
Texas	92	6,568	74,557	69,087	7.9%	25,092	23,859	5.2%	49,465	45,228	9.4%
Virginia	18	1,226	12,464	12,031	3.6%	3,777	3,713	1.7%	8,687	8,318	4.4%

Portfolio Total	384	25,669	$280,214	$260,601	7.5%	$88,776	$85,165	4.2%	$191,438	$175,436	9.1%

Dollars in thousands. Square feet in thousands.

Exhibit C

Sovran Self Storage, Inc.

Debt Maturity Schedule
December 31, 2014
(unaudited)

			Current
	Maturity	Basis of	Interest
(dollars in thousands)	Date	Rate	Rate (1)	2015	2016	2017	2018	2019	Thereafter	Total

Line of credit	Dec-2019	Variable	1.46%	$-	$-	$-	$-	$49,000	$-	$49,000

Term note	Apr-2016	Fixed	6.38%	-	150,000	-	-	-	-	150,000
Term note	Jun-2020	Swapped to fixed	3.77%	-	-	-	-	-	125,000	125,000
Term note	Jun-2020	Swapped to fixed	3.01%	-	-	-	-	-	100,000	100,000
Term note	Jun-2020	Swapped to fixed	2.77%	-	-	-	-	-	100,000	100,000
Term note	Aug-2021	Fixed	5.54%	-	-	-	-	-	100,000	100,000
Term note	Apr-2024	Fixed	4.53%	-	-	-	-	-	175,000	175,000
Mortgage note	May-2026	Fixed	5.99%	134	142	151	160	170	1,370	2,127

				$134	$150,142	$151	$160	$49,170	$601,370	$801,127

(1) Rate as of December 31, 2014 based on existing debt rating. Interest rates shown do not include amortization of financing fees and facility fees which are expected to be $1.2 million in 2015.

CONTACT:
Sovran Self Storage, Inc.
Diane Piegza, Vice President
Investor Relations and Community Affairs
716-650-6115